Exhibit 2.02

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Kaizen Discovery Inc.
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-22
Reporting Entity ESTMA Identification Number	E430261		Original Submission Amended Report
Other Subsidiaries Included (optional field)	N/A

Not Consolidated

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Lori Price				Date	2024-05-22
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Kaizen Discovery Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E430261
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Peru	Government of the Republic of Peru	Ministry of Energy and Mines			364,000					364,000

Payment of C$364,000 remitted in

U.S. dollars ($33,000) and Peruvian Soles (886,000) has been converted to Canadian dollars using the 2023 reporting year weighted average exchange rates of 1.3497 and 0.3606, respectively.

Peru	Government of the Republic of Peru	Ministry of Agricultural Development and Irrigation			9,000					9,000	Payments remitted in Peruvian Soles and has been converted to Canadian dollars using the 2023 reporting year weighted average exchange rate of 0.3606.
Additional Notes:

UNCLASSIFIED - NON CLASSIFIÉ#

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Kaizen Discovery Inc.					Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E430261
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Peru	Pinaya			373,000					373,000	Note 1

Additional Notes[3]:

Note 1: Payments incurred in foreign currencies have been converted to Canadian dollars using the following weighted average exchange rates for the 2023 reporting year: U.S. dollar to Canadian dollar: 1.3497, Peruvian sol to Canadian dollar: 0.3606